[LOGO]The AIG Life Companies (U.S.)                              EXHIBIT (e)(5)

                            EXECUTIVE ADVANTAGE/SM/

                           LOAN / SURRENDER REQUEST

Policy Number: ____________ Policyholder: _____________________________________
                                          (Last Name, First Name, Middle Name)

Insured: ____________________________________ Social Security No.: ____-___-___
         (Last Name, First Name, Middle Name)

LOAN REQUEST

  . Interest will accrue daily on any outstanding loan at an annual interest rate as indicated in the specifications.

       [_] Maximum Amount Available (may vary by Subaccount)

       [_] $ ______ in cash or maximum amount available, if less

SURRENDER REQUEST

       [_] Full surrender (original policy or lost policy affidavit must be enclosed)

       [_] Partial surrender in the amount of $ ________ or for ________% of cash surrender value

  .   No more than two (2) surrenders may be made during each Certificate Year.

  . An expense charge and/or a surrender charge may be assessed according to the Certificate.

  . You can direct below how the loan or partial surrender will be deducted from the unloaned portion of the Guaranteed Account and the Subaccounts. If you provide no directions, the loan or partial surrender amount will be deducted from the unloaned portion of the Guaranteed Account and the Subaccounts on a pro rata basis.

                                                                Amount  Percent
                                                               -------- -------
Guaranteed Account............................................ $_______  ____%
AllianceBernstein Variable Product Series Fund, Inc.
   Americas Government Income................................. $_______  ____%
   Growth Portfolio........................................... $_______  ____%
   Growth and Income Portfolio................................ $_______  ____%
   Large Cap Growth Portfolio................................. $_______  ____%
   Small Cap Growth Portfolio................................. $_______  ____%
American Century Variable Portfolios, Inc.
   VP Income & Growth Fund.................................... $_______  ____%
   VP International Fund...................................... $_______  ____%
Credit Suisse Trust
   Emerging Markets Portfolio................................. $_______  ____%
   Global Small Cap Portfolio................................. $_______  ____%
   International Focus Portfolio.............................. $_______  ____%
   Large Cap Value Portfolio.................................. $_______  ____%
   Mid-Cap Growth Portfolio................................... $_______  ____%
   Small Cap Growth Portfolio................................. $_______  ____%
Fidelity Variable Insurance Products
   VIP Balanced Portfolio..................................... $_______  ____%
   VIP Contrafund Portfolio................................... $_______  ____%
   VIP Index 500 Portfolio.................................... $_______  ____%
Franklin Templeton Variable Insurance Products Trust
   Developing Markets Securities Fund - Class 2............... $_______  ____%
   Growth Securities Fund - Class 2........................... $_______  ____%
   Foreign Securities Fund - Class 2.......................... $_______  ____%
   Money Market Fund - Class 1................................
Goldman Sachs Variable Insurance Trust
   Structured U.S. Equity Fund................................ $_______  ____%
   International Equity Fund.................................. $_______  ____%
J.P. Morgan Series Trust II
   Small Company Portfolio.................................... $_______  ____%
FAM Variable Series Funds
   Mercury Basic Value V.I. Fund.............................. $_______  ____%
   Mercury Fundamental Growth V.I. Fund....................... $_______  ____%
   Mercury Government Bond V.I. Fund.......................... $_______  ____%
   Mercury Value Opportunities V.I. Fund...................... $_______  ____%
Morgan Stanley Universal Institutional Funds
   Core Plus Fixed Income Portfolio........................... $_______  ____%
   Emerging Markets Equity Portfolio.......................... $_______  ____%
   High Yield Portfolio....................................... $_______  ____%
   Mid Cap Growth Portfolio................................... $_______  ____%
   U.S. Mid Cap Value Portfolio............................... $_______  ____%
NeubergerBerman Advisers Management Trust
   AMT Partners Portfolio..................................... $_______  ____%
PIMCO Variable Insurance Trust
   High Yield Portfolio....................................... $_______  ____%
   Long Term U.S. Government Portfolio........................ $_______  ____%
   Real Return Portfolio...................................... $_______  ____%
   Short-Term Portfolio....................................... $_______  ____%
   Total Return Bond Portfolio................................ $_______  ____%
Vanguard Variable Insurance Fund
   Total Bond Market Index Portfolio.......................... $_______  ____%
   Total Stock Market Index Portfolio......................... $_______  ____%
VALIC Company I
   International Equities Fund................................ $_______  ____%
   Mid Cap Index Fund......................................... $_______  ____%
   Small Cap Index Fund....................................... $_______  ____%


Loan / Surrender, Executive Advantage/SM/, 04/05, Page 1 of 2

As Policyholder, I represent that the statements and answers in this Loan / Surrender request are written as made by me and are complete and true to the best of my knowledge and belief. In the event of a full surrender, I surrender all rights to this policy and state that no bankruptcy or insolvency proceeding is pending with respect to me.


----------------------------------------  -------------------------------------
Signature of Insured                      Signature of Policyholder (If other
                                            than Insured)

______________________   ______, 20____
Date Signed

Loan / Surrender, Executive Advantage/SM/, 04/05, Page 2 of 2